UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2024

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	EVFM	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 3 to Merger Agreement

As previously disclosed in that Current on Form 8-K filed by Evofem Biosciences, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on July 18, 2024, on July 12, 2024 the Company, Aditxt, Inc., a Delaware Corporation (“Aditxt”) and Adifem, Inc., a Delaware corporation and wholly-owned subsidiary of Aditxt (the “Merger Sub”), entered into the Amended and Restated Agreement and Plan of Merger (as amended August 20, 2024 and September 6, 2024, the “A&R Merger Agreement”), whereby the Adifem, Inc. was intended to merge with and into the Company with the Company being the surviving company and wholly-owned subsidiary of Aditxt.

On September 6, 2024, the Company, Aditxt and Merger Sub entered into the third amendment to the A&R Merger Agreement (the “Third Amendment”), to (i) change the date of the Third Parent Equity Investment Date (as defined in the A&R Merger Agreement) from September 30, 2024 to October 2, 2024, (ii) change the Third Parent Equity Investment from 1,500 shares of F-1 Preferred (as defined below) to 720 shares of F-1 Preferred, and (iii) amend the Fourth Parent Equity Investment (as defined in the A&R Merger Agreement) from 1,500 shares of F-1 Preferred to 2,280.

Securities Purchase Agreement

As previously reported in that Current Report on Form 8-K dated July 18, 2024, on July 12, 2024, the Company, Aditxt, and the Merger Sub entered into the A&R Merger Agreement.

As part of the consideration for the A&R Merger Agreement, the Company agreed to enter into a Securities Purchase Agreement (the “Purchase Agreement”) for a private placement under the Third Parent Equity Investment (the “Private Placement”) with Aditxt. The closing of the Private Placement was completed on October 2, 2024 (the “Closing Date”).

Pursuant to the Purchase Agreement, Aditxt agreed to purchase an aggregate of 460 shares of the Company’s Series F-1 Preferred Stock, par value $0.0001 per share (the “F-1 Preferred”) for an aggregate purchase price of $460,000. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the F-1 Preferred Stock are set forth in the F-1 Preferred certificate of designation, as filed with the Commission in that Current Report on Form 8-K dated on December 12, 2023.

The Purchase Agreement contains customary representations and warranties of the Company and Aditxt.

Registration Rights Agreement

In connection with the closing of the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Aditxt, which provides that the Company will register the resale the shares of Company common stock issuable upon conversion of the F-1 Preferred Shares. The Company is required to prepare and file a registration statement on Form S-3 with the Commission no later than the 300th calendar day following the signing date for the Purchase Agreement and to use its commercially reasonable efforts to have the registration statement declared effective by the Commission within 90 days of the filing of such registration statement, subject to certain exceptions and specified penalties if timely effectiveness is not achieved.

The Company has also agreed to, among other things, indemnify Aditxt, its officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employees of each of them under the registration statement from certain liabilities and pay all fees and expenses (excluding any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The securities to be issued and sold to Aditxt under the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The foregoing summary of the Purchase Agreement, Registration Rights Agreement, and the Third Amendment do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the form of Registration Rights Agreement, and the Third Amendment copies of which are filed as Exhibits 10.1, 10.2, and 2.1 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On September 27, 2024, Future Pak, LLC, a Michigan limited liability company, as agent for the Purchasers (in such capacity, the “Designated Agent”) provided a Notice of Event of Default and Reservation of Rights (the “Notice of Default”) relating to the Securities Purchase and Security Agreement dated April 23, 2020, as amended (“SPA”), by and among the Company, Designated Agent, as certain guarantors and the purchasers (each a “Purchaser” and collectively “Purchasers”). The Notice of Default claims that by entering into arrangements to repay certain existing obligations, including obligations owed to the U.S. Department of Health and Human Services, an Event of Default has occurred under Section 9.1(e) of the SPA.

According to the Notice of Default, the Designated Agent has accelerated repayment of the outstanding principal balance owed by the Company under the Securities Purchase Agreement. If all Purchasers exercise the Section 5.7 Option (as defined below), the repurchase price would be equal to approximately $106.8 million. Pursuant to Section 5.7(b) of the SPA, upon the occurrence of an Event of Default, each Purchaser may elect, at its option, to require the Company to repurchase the Note held by such Purchaser (or any portion thereof) at a repurchase price equal to two times the sum of the outstanding principal balance and all accrued and unpaid interest thereon, due within three business days after such Purchaser delivers a notice of such election (the “Section 5.7 Option”).

The Company strongly disagrees with the Designated Agent’s claim that an Event of Default has occurred. The Company intends to vigorously contest any attempt by the Designated Agent and the Purchasers to exercise their default rights and remedies under the SPA.

Item 3.02 Unregistered Sales of equity Securities.

To the extent required by Item 3.02, the information contained in Item 1.01 is incorporated herein by reference. The transaction was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Third Amendment to the Amended and Restated Agreement and Plan of Merger, by and among the Company, Aditxt, Inc. and Adifem, Inc., dated October 2, 2024.
10.1	Securities Purchase Agreement, by and between the Company and Aditxt, Inc., dated as of October 2, 2024.
10.2	Registration Rights Agreement, by and between the Company and Aditxt, Inc., dated as of October 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: October 3, 2024	By:	/s/ Saundra Pelletier
Saundra Pelletier
Chief Executive Officer